UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

American Realty Funds Corporation
(Name of small business issuer in its charter)

Tennessee	6799	27-1952547
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

501 S. Euclid Avenue Bay City, Michigan 48706 800-613-3250
(Address and telephone number of registrant's principal executive offices and principal place of business)

Joel I. Wilson Co-Chief Executive Officer American Realty Funds Corporation 501 S. Euclid Bay City, Michigan 48706 800-613-3250
Name, address, and telephone number of agent for service)

Copies to:

Joel Arberman
Public Financial Services, LLC
7877 Emerald Winds Circle
Boynton Beach, Florida 33473
Telephone: 516-509-8132
Facsimile: 678-559-0271

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Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	. ☐	Accelerated filer	. ☐
Non-accelerated filer	. ☐	Smaller reporting company	. ☑
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3) (4)

Common Stock, $.001 par value (1)	963,922	$0.40	$385,569	$27.49

Total			$385,569	$27.49

(1)

Represents common shares being registered for resale by the selling security holders named in this registration statement. No current trading market exists for our common shares. The offering price has been arbitrarily determined by us and bears no relationship to assets, earnings or other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)

Estimated in accordance with Rule 457 of the Securities Act of 1933 solely to compute the registration fee amount.

(3)

Calculated under Section 6(b) of the Securities Act of 1933 as .0000713 of the maximum aggregate offering price.

(4)

Paid by Fedwire.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The Company may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED November 30, 2010

PROSPECTUS

American Realty Funds Corporation

963,922 Common Shares

Our selling shareholders are offering up to 963,922 shares of common stock. The selling shareholders will offer their shares at $0.40 per share until our shares are quoted on the Over the Counter Bulletin Board (“OTC Bulletin Board”), if ever, and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders. We have agreed to pay all the costs of this offering other than customary brokerage and sales commissions.

Prior to this offering, there has been no market for our securities. Our common stock is not listed on any national securities exchange or the NASDAQ stock market, nor is it quoted on OTC Bulletin Board or any other quotation medium. After the registration statement filed with the Commission is declared effective, we intend to have a registered broker-dealer submit an application for a quotation of our common stock on the OTC Bulletin Board; however, there is no assurance that our securities will ever become qualified for quotation on the OTC Bulletin Board. There is also no assurance that the selling shareholders will sell their shares or that a market for our shares will ever develop, even if our shares are quoted on the OTC Bulletin Board.

We are subject to many risks and an investment in our shares of common stock will also involve a very high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” beginning on page x of our Prospectus before investing in our shares of common stock.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS ____________________

Table of Contents

Prospectus Summary	1
Risk Factors	4
Cautionary Statement Regarding Forward-Looking Information	13
Use Of Proceeds	14
Determination Of Offering Price	14
Dilution	14
Plan Of Distribution And Terms Of The Offering	15
Description Of Securities	17
Security Ownership Of Certain Beneficial Owners And Management	20
Selling Shareholders	21
Shares Eligible For Future Sale	23
Market For Shares And Related Stockholder Matters	24
Legal Proceedings	26
Management	27
Certain Relationships And Related Party Transactions	31
Description Of Business	37
Executive Compensation	38
Management’s Discussion And Analysis Of Financial Condition	40
Disclosure Of Commission Position On Indemnification For Securities Act Liabilities	41
Interest Of Named Experts And Counsel	41
Index To Financial Statements	F-1
Report Of Independent Certified Public Accountant	F-2
Balance Sheets	F-3
Statements Of Operations	F-4
Statements Of Changes In Stockholders’ Equity	F-5
Statements Of Cash Flows	F-6
Notes To Financial Statements	F-7-F-9

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.

You should also assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the securities being offered here. You should read the entire prospectus carefully, including the sections entitled “Risk Factors,””Management’s Discussion and Analysis or Plan of Operation,” as well as our historical and pro forma financial statements and related notes included elsewhere in this prospectus. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision..

Unless the context suggests otherwise, references in this prospectus to “we,” “our,” “us” and “our company” are to American Realty Funds Corporation, a Tennessee company. Unless otherwise indicated, the information contained in this prospectus is as of September 30, 2010.

Business Summary

We were incorporated on February 22, 2010 in Tennessee as American Realty Funds Corporation. Since our inception through September 30, 2010, we have not generated any revenues and have incurred a net loss of $593,387.

We purchase, renovate and resell residential real estate in the United States.  Since our inception, we have been primarily engaged in business planning activities, including developing our economic models and financial forecasts, performing due diligence regarding potential areas of real estate investment activity and searching for additional investment capital to finance our business and investment activities.

On October 4, 2010, we completed a private placement in the amount of $598,994. We used $281,785 to acquire ten residential real estate properties in the State of Michigan. As of September 30, 2010, we used $181,815 to pay for labor and materials to renovate our properties. On October 15, 2010, we entered into land contracts for the sale of two properties with a total transaction value of $115,900 in which we already received $11,590 and expect to receive $104,310 over the next thirty years.  As of October 31, 2010, we had $48,403 in cash remaining.

We have relied upon the sale of our shares in unregistered private placement transactions to cover our expenses, property purchases and pay for renovations. Our reliance on capital from shareholders, our very limited operating history, our operating losses and other factors have led our independent auditors to express substantial doubt about our ability to continue as a going concern.

Our address is 501 S. Euclid Avenue, Bay City, Michigan 48706, and our telephone number is (800) 613-3250. Our fiscal year ends June 30th

Offering Summary

Following is a very brief summary of this offering:

Securities offered by us:

963,922 shares of common stock

Offering price per share:

$0.40. The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to our assets, book value, historical earnings, or net worth.

Net proceeds to us:

None

Number of common shares outstanding before the offering:

10,098,713

Number of common shares outstanding after the offering

if all if the common shares are sold:

10,098,713

Stock Transfer Agent:

We plan to retain the services of an independent

stock transfer agent upon closing of this offering.

An investment in our stock involves a very high degree of risk. You should purchase our stock only if you afford a complete loss of your purchase. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page x of this prospectus before deciding whether or not to invest in shares of our stock.

Financial Summary

The following tables set forth summary financial data derived from our financial statements. Table A is the Audited Statement of Operations from inception (February 22, 2010) to June 30, 2010. Table B is the Unaudited Statements of Operations for the period from Inception (February 22, 2010) to September 30, 2010 and the three months ended September 30, 2010.The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus. Our historical results are not necessarily an indication of the results to be expected for any future period.

Table A: Audited Condensed Statements of Operations

Period from Inception (February 22, 2010) to June 30, 2010

American Realty Funds Corporation
(a Development Stage Company)
Statements of Operations

Period from Inception
(February 22, 2010)
to June 30,
2010

Net revenues	$ -

Operating expenses:
Professional fees	565,120

Total operating expenses	565,120

Operating loss	(565,120)

Loss before income tax provision	(565,120)
Income tax provision	-
Net loss	$ (565,120)

Net loss per share:
Basic and diluted	$ (0.07)

Weighted average common shares outstanding:
Basic and diluted	8,362,791

See accompanying notes to financial statements.

Table B: Unaudited Condensed Statements of Operations

For the period from Inception (February 22, 2010) to September 30, 2010 and the three months ended September 30, 2010

American Realty Funds Corporation
(a Development Stage Company)
Statements of Operations
(Unaudited)

		Period from
	Three Months	February 22, 2010
	Ended	(inception) to
	September 30, 2010	September 30, 2010

Net revenues	$ -	$ -

Operating expenses:
Professional fees	4,778	569,898
Rent	1,500	1,500
Salaries	21,000	21,000
Depreciation	793	793

Total operating expenses	28,071	593,191

Operating loss	(28,071)	(593,191)

Other expense	(196)	(196)

Loss before income tax provision	(28,267)	(593,387)
Income tax provision	-	-
Net loss	$ (28,267)	$ (593,387)

Net loss per share:
Basic	$ (0.00)
Diluted	$ (0.00)

Weighted average common shares outstanding:
Basic	8,982,645
Diluted	8,982,645

See accompanying notes to financial statements.

RISK FACTORS

An investment in the securities offered involves a high degree of risk and represents a highly speculative investment. In addition to the risks and investment considerations discussed elsewhere in this prospectus, the factors described below should be carefully considered by anyone purchasing the securities offered by this prospectus.

The risks discussed below could materially and adversely affect our business, prospects, financial condition and results of operations. The trading price of our securities, when and if we trade at a later date, could decline due to any of these risks, and you may lose part or all of your investment. We cannot assure any investor that we can or will successfully address these risks.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations and value of our stock. You should not purchase the securities offered unless you can afford the loss of your entire investment.

RISKS RELATED TO OUR BUSINESS

Our independent auditors have expressed substantial doubt about our ability to remain as a going concern which may negatively impact our ability to obtain additional funding or funding on terms attractive to us.

Our independent auditors state in their audit report dated November 12, 2010 included with this prospectus, that since we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from stockholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern. The going concern opinion may negatively impact our ability to obtain additional funding or funding on terms attractive to us. If we are unable to continue as a going concern, you will lose your entire investment.

We have a limited operating history for assessing our ability to conduct successful business activities.

We are a recently formed entity with limited operating history.   There can be no assurance that we will be able to successfully implement our business plan or that we will ever generate positive cash flow from our operations.

At this early stage of our operation, we face certain risks and uncertainties frequently encountered by companies at the early stage of their business development. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations we plan to undertake. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition and your investment.

Our future success is dependent on many factors including our ability to identify potentially profitable residential real estate transactions, acquire such properties, manage any necessary renovations and attract buyers to purchase properties from us while generating a profit. None of these factors can be demonstrated by our historic performance and there is no assurance we will be able to accomplish them.

Our limited operating history makes any prediction of our future results of operations difficult or impossible. Since there can be no assurance of future successful performance of our business, you are accepting a high probability of losing your entire investment.

We have never generated a profit and if we are unable to generate consistent profits, we will not have the ability to sustain our business.

We are expecting losses over the next 12 months because we do not have any revenues to offset the expenses associated with the development and implementation of our business plan. We cannot guarantee we will ever be successful in generating revenues in the future or that any revenues we are able to generate would be sufficient to pay for our expenses. If we are not able to generate sufficient revenues to achieve profitable operations, you will lose your entire investment.

Our failure to secure additional financing when needed may affect our ability to survive.

We will be required to spend substantial amounts of working capital to buy, renovate and resell residential real estate to implement our business plan. The only cash currently available to us is the cash in our bank account. We have no lines of credit or other sources of capital. As we spend our cash to purchase properties and pay for renovations, we will reduce the cash available for operating expenses and other property acquisitions. If we are unable to resell the properties we purchase, we may not have sufficient cash to pay our expenses. The availability of funding is subject to credit, economic, market and legal constraints. We are totally dependent on external sources of financing for the foreseeable future, for which we have no commitments. No guarantees that any additional financing can be obtained are possible. Even if financing is available, it may not be available on terms we find favorable.  Our failure to raise additional funds if needed in the future will adversely affect our business operations, which may require us to suspend our operations and lead you to lose your entire investment.

We will incur significant costs complying with our obligations as a reporting issuer which will make it more difficult to generate a profit and will reduce the cash available to implement our business plan.

Upon the effectiveness of our registration statement, we will be required to file periodic reports with the Securities & Exchange Commission, including financial statements and disclosure regarding changes in our operations. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, we estimate that these costs could exceed $50,000 per year for the next few years. Those fees will be higher if our business volume and activity increases.  Those obligations will reduce and possibly eliminate our ability and resources to fund our operations and may prevent us from meeting our normal business obligations. These compliance costs will be charged to operations and will negatively impact our ability to attain profitable operations.

We participate in a highly competitive industry which may prevent us from generating a profit from the purchase and sale of real estate.

The real estate industry is highly competitive.  Many companies and individuals are engaged in the business of acquiring interests in residential real estate. The industry is not dominated by any single competitor or a small number of competitors.  We compete with numerous industry participants for the acquisition of residential real estate, for contractors to renovate properties and for buyers of properties we own and may acquire in the future.  Some of our competitors have significant advantages over us, including greater name recognition, longer operating histories, lower operating costs, pre-existing relationships with current or potential customers, greater financial, marketing and other resources. These advantages could allow our competitors to respond more quickly to opportunities or changes in our markets. These competitive disadvantages could adversely affect our ability to acquire, renovate and resell real estate at a profit. We may never achieve a profit on any of the properties we may acquire.

We are narrowly focused on acquiring, renovating and reselling residential real estate in Michigan, which results in higher risk than if we had a more diverse property type or geography.

We currently own ten residential real estate properties in the State of Michigan. Subject to additional financing, we plan to acquire more properties in Michigan in the future. As a result, we will be susceptible to local economic conditions and the supply of and demand for real estate in the narrow market in which we participate. If there is a downturn in the economy or an oversupply of or decrease in demand for residential real estate in our market, our business could be materially adversely affected to a greater extent than if we owned a real estate portfolio that was more diversified in terms of both geography and type of property. Should we experience softening in our markets and not be able to offset the potential negative market influences on price and volume by increasing our transaction volume through market share growth, our financial results could be negatively impacted and our business could fail.

Investors will not have the opportunity to evaluate our investments before we make them, which makes any investment in our company more speculative.

As of the date of this prospectus, we have acquired ten residential real estate properties. In the future, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our property acquisitions prior to purchasing or while owning any of our securities. You must rely on our management to implement our property acquisition strategy and policies, to evaluate our opportunities and to structure the terms of our property purchases and sales. Because investors are not able to evaluate our properties in advance of purchasing our securities, this offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

RISKS RELATED TO OUR MANAGEMENT

Our officers and directors own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general stockholders.

Our officers and directors, in the aggregate, will beneficially own approximately or have the right to vote approximately 72% of our outstanding common shares.  As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

-

election of our board of directors;

-

removal of any of our directors;

-

amendment of our Articles of Incorporation or By-laws; and

-

adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

The interests of our officers may differ from the interests of the other stockholders, and they may influence decisions with which the other stockholders may not agree. Such decisions may be detrimental to our business plan and/or operations and they may cause the business to fail in which case you may lose your entire investment.

Our officers have entered into material agreements with entities they control and will continue to do so in the future, which could result in decisions adverse to our general stockholders.

Our Co-Chief Executive Officers, Joel Wilson and Michael Kazee, have executed several agreements between us and companies they control. These related party agreements contained significant conflicts of interest. A summary of the agreements are as follows:

-

A written agreement whereby an entity controlled by Mr. Wilson and Mr. Kazee sold seven residential real estate properties to us for $217,404.17, which they purchased for $107,500;

-

A written agreement whereby an entity controlled by Mr. Wilson and Mr. Kazee was engaged to provide materials and labor for the renovation of properties we own under which $181,815 was paid as of September 30, 2010;

-

A written agreement whereby a real estate agency controlled by Mr. Kazee was engaged to list and sell several properties we own, under which we paid $5,000 in fees as of October 31, 2010;

-

A written employment agreement whereby Mr. Wilson and Mr. Kazee were hired as Co-Chief Executive Officers at a monthly salary of $3,500 each;

-

A written sublet agreement whereby an entity controlled by Mr. Wilson and Mr. Kazee subleased our corporate offices for $500 per month;

-

A verbal agreement whereby we advanced $30,000 to an entity controlled by Mr. Wilson and Mr. Kazee, which was repaid in full on October 21, 2010.

Our officers intend to enter into related party agreements in the future where significant conflicts of interest may exist. The interests of our officers differ from the interests of other stockholders and their decisions may negatively impact the value of your investment. Our officers may earn a profit from related party transactions while our investors may lose their entire investment.

You may be more likely to sustain a loss on your investment because our management does not have as strong an economic incentive to avoid losses.

Our management has invested a total of $29,500 and owns a total of 7,273,750 shares of our common stock. They paid less than $0.01 per share. Therefore, our management has very little exposure to loss in the value of its investment in our shares. Without this exposure, our investors may be at a greater risk of loss because our management does not have as strong an economic incentive to prevent a decrease in the value of our shares as do management who make more significant equity investments.

Our officers and directors have no meaningful accounting or financial reporting education or experience, which increases the risk of accounting errors and makes an investment in our company more speculative.

Our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree on advisors and consultants. Our officers and directors have no meaningful accounting or financial reporting education or experience. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

We may have to cease our operations if we lose either of our key officers.

We are heavily dependent on the management experience of Joel Wilson and Michael Kazee. If something were to happen to either, it would greatly delay our daily operations until further industry contacts could be established. If we lose either of their services and cannot find a suitable replacement, we may have to cease operations. We do not have insurance covering their life. The success of our company is entirely dependent on their efforts.

RISKS RELATED TO OUR SECURITIES

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to existing common and preferred stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue one hundred billion shares of preferred stock without any vote or further action by our common or preferred stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock or other preferred stockholders and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock or existing preferred shares.

Preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock and preferred stock.

If our board issues Series A Preferred Shares, our interest obligations could have material adverse effects on our business.

We have no Series A Preferred Shares issued as of November 24, 2010. If we issue a large number of Series A Preferred Shares in the future, there could be adverse consequences for our business, results of operations and financial condition because it could, among other things:

•

require us to dedicate a substantial portion of our cash flow from operations to make dividend payments on our indebtedness, thereby reducing our cash flow available to fund working capital, capital expenditures and other general corporate purposes;

•

increase our vulnerability to general adverse economic and industry conditions;

•

limit our ability to borrow additional funds on favorable terms or at all to expand our business or ease liquidity constraints;

•

limit our flexibility in planning for, or reacting to, changes in our business and our industry;

•

place us at a competitive disadvantage relative to competitors that have less indebtedness; and

•

require us to dispose of one or more of our properties at disadvantageous prices or raise equity that may dilute the value of our common stock in order to service our indebtedness or to raise funds to pay such indebtedness at maturity.

The issuance of any Series A Preferred Shares significantly increases the risk to all of our investors due to our dividend payment obligations and may lead to investors losing their entire investment.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to apply for admission to quotation of our securities on the OTC Bulletin Board.  If for any reason our securities are not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the securities may have difficulty selling their shares should they desire to do so.  No market makers have committed to becoming market makers for our common shares and it may be that none will do so. As a result, you should purchase shares only as a long-term investment, and you must be prepared to hold your shares for an indefinite period of time.

Securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

Because we may issue additional shares of common stock, your investment could be subject to substantial dilution.

We currently have 10,098,713 shares of common stock outstanding and no shares of preferred stock outstanding.  Our articles of incorporation authorize the issuance of 100,000,000 (one hundred million) shares of common stock. We may issue additional shares of common stock for cash, services, or as employee incentives. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In addition, if a trading market develops for our securities, we may attempt to raise capital by selling shares of our common and preferred stock, possibly at a discount to market. The future issuance of our authorized shares may result in substantial dilution in the percentage of our shares held by our then existing stockholders.  We may value any shares issued in the future on an arbitrary basis. The issuance of shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any future trading market for our common shares.

Any market that develops in shares of our common stock will be subject to penny stock regulations and restrictions, which will lead to a lack of liquidity and make trading of our common stock difficult or impossible.

Our shares are not currently traded on any stock exchange or quoted on any stock quotation system. We intend to file an application for quotation on the OTC Bulletin Board upon completing this offering.  There can be no assurance we will be successful in our application, however, should we receive approval for quotation on the OTC Bulletin Board the SEC has adopted regulations that generally define a "penny stock" to be any equity security other than a security excluded from such definition by Rule 3a51-1 under the Securities Exchange Act of 1934, as amended.  For the purposes relevant to our company, it is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

It is anticipated that our common shares will be regarded as a “penny stock”, since our shares are not listed on a national stock exchange or quoted on the NASDAQ Market within the United States, to the extent the market price for our shares is less than $5.00 per share.  The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  To the extent these requirements may be applicable they will reduce the level of trading activity in the secondary market for the common shares and may severely and adversely affect the ability of broker-dealers to sell the common shares.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may limit your ability to buy and sell our shares.

FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements will make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to sell our stock and have an adverse effect on the market for our shares and share price.

We have no plans to pay dividends on our common shares, leaving our investors with no income for the foreseeable future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock. You should not buy our stock if you anticipate any income from dividends.

The market price of our shares would decline if the selling shareholders sell a large number of shares.

The selling shareholders are offering up to 963,922 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

The market price of our shares would decline if our restricted shareholders sell a large number of shares.

9,134,791 of our shares of common stock are restricted securities under Rule 144 of the Securities Act of 1933. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. These restrictions do not apply to resales under Rule 144(k). The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

RISKS RELATED TO REAL ESTATE

Real estate investments are illiquid, which may limit our ability to respond to adverse changes in a timely manner.

Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. In addition, certain significant expenditures, such as debt service, real estate taxes, and operating and maintenance costs generally are not reduced in circumstances resulting in a reduction in income from the investment. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

The purchase of residential real estate for the purpose of resale at a profit is highly speculative in nature and there can be no certainty we can achieve or maintain profitable operations.

The purchase of residential real estate for the purpose of resale at a profit involves significant risks which even a combination of careful evaluation, experience and knowledge may not eliminate.  Substantial expenses may be incurred to locate potentially profitable real estate transactions, to engage contractors to complete any required renovations and to identify buyers with the financial ability to consummate a transaction. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our company not receiving an adequate return on invested capital and may cause our business to fail.

The prices of residential real estate have been highly volatile and a decrease in prices can have a material adverse effect on our business.

The profitability of our operations will be directly related to the market prices of the real estate we intend to acquire and resell. The market prices of real estate fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, interest rates, and global economic and political conditions.  Price fluctuations in the real estate market can significantly affect the profitability of our transactions.

We plan to sell our properties on an installment plan and if we are not paid as agreed, our financial condition would be negatively impacted.

We plan to provide buyers of our properties with payment terms. In a typical transaction, we expect to receive a negotiated amount of the purchase price upfront and the remaining portion in monthly installments. There is substantial risk that we enter into transactions with buyers who are unable to make their monthly payments as planned. In the event a buyer defaults on their agreement with us, we may decide to evict any occupants, repair the property and sell it again. There would be substantial costs involved with each eviction, renovation and resale. If buyers are unable to pay us the amount agreed and when agreed, we would be negatively impacted to an unknown extent, which would negatively impact our cash flow and ability to continue as a going concern.

We plan to incur mortgage indebtedness and other borrowings, if available to us, which would increase our business risks.

When possible, we intend to acquire properties subject to existing financing or by borrowing new funds. Incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default.

Interest rates have been at historic lows for the past several years, and increases in interest rates have the potential to negatively impact the housing market.

Generally, when interest rates rise, housing becomes less affordable, since at a given income level people cannot qualify to borrow as much principal, or given a fixed principal amount they will be faced with higher monthly payments. This result may mean that fewer people will be able to afford homes at prevailing prices, potentially leading to fewer transactions or reductions in home prices in certain regions, depending also on the relevant supply-demand dynamics of those markets. If interest rates were to increase, we would have a more difficult time selling properties and generating revenue. As a result, we may not be able to cover our operating expenses and our business could fail.

We may be adversely affected by domestic and international economic conditions and other events that impact consumer confidence and demand.

We believe that consumer spending on homes is influenced by general economic conditions, the availability of discretionary income and consumer confidence.  Domestic or international general economic downturns, including periods of inflation or high gasoline prices or declining consumer confidence, may affect consumer purchasing patterns and result in reduced future sales to our customers. If we face severe economic conditions or other events that impact consumer confidence and demand, our business could fail and you would lose your entire investment.

We may depend on residential tenants for our revenue and therefore our revenue may depend on the success and economic viability of our tenants.

Our financial results may depend in part on leasing properties we acquire to tenants on economically favorable terms. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. A default a substantial number of tenants at any one time on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, lease payment defaults by tenants could cause a material adverse effect on our business and investors could lose their entire investment.

We may suffer losses that are not covered by insurance, which might require us to utilize working capital allocated for our business operations.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits. We intend to cause comprehensive insurance to be obtained for our properties, including casualty, liability, fire, extended coverage and rental loss customarily obtained for similar properties in amounts which our officer determines are sufficient to cover reasonably foreseeable losses, with policy specifications and insured limits that we believe are adequate and appropriate under the circumstances. Material losses may occur in excess of insurance proceeds with respect to any property as insurance proceeds may not provide sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, earthquakes, floods, hurricanes, pollution, environmental matters, mold or, in the future, terrorism which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Although we intend to adequately insure our properties, we cannot assure that we will successfully do so. Any loss of this nature would adversely affect us.

We may be subject to unknown or contingent liabilities related to properties we acquire for which we may have limited or no recourse against the sellers.

Assets and entities that we may acquire in the future may be subject to unknown or contingent liabilities for which we may have limited or no recourse against the sellers. Unknown or contingent liabilities might include liabilities for clean-up or remediation of environmental conditions, tax liabilities and other liabilities. In the future we may enter into transactions with limited representations and warranties or with representations and warranties that do not survive the closing of the transactions, in which event we would have no or limited recourse against the sellers of such properties. While we usually require the sellers to indemnify us with respect to breaches of representations and warranties that survive, such indemnification is often limited and subject to various materiality thresholds, a significant deductible or an aggregate cap on losses. As a result, there is no guarantee that we will recover any amounts with respect to losses due to breaches by the sellers of their representations and warranties. In addition, the total amount of costs and expenses that we may incur with respect to liabilities associated with acquired properties and entities may exceed our expectations, which may adversely affect our operating results and financial condition. Finally, indemnification agreements between us and the sellers typically provide that the sellers will retain certain specified liabilities relating to the assets and entities acquired by us. While the sellers are generally contractually obligated to pay all losses and other expenses relating to such retained liabilities, there can be no guarantee that such arrangements will not require us to incur losses or other expenses as well.

We may face costly environmental problems.

Unidentified environmental liabilities could arise and have a material adverse effect on our financial condition and performance. Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and remediate hazardous or toxic substances or petroleum product releases at the property.

We may have to pay governmental entities or third parties for property damage and for investigation and remediation costs that they incurred in connection with any contamination at our properties without regard to whether we knew of or caused the presence of the contaminants. Even if more than one person may have been responsible for the contamination, each person covered by these environmental laws may be held responsible for all of the clean-up costs incurred.

Some of the properties we may acquire may contain or may contain asbestos-containing building materials. Environmental laws may impose fines and penalties on building owners or operators who fail to properly manage and maintain these materials, notify and train persons who may come into contact with asbestos and undertake special precautions, and third parties may seek recovery from owners or operators for any personal injury associated with asbestos-containing building materials.

Some of the properties we may acquire may also contain or develop harmful mold or suffer from other air quality issues. As a result, the presence of significant mold or other airborne contaminants at any of our properties could require us to undertake a costly remediation program to contain or remove the mold or other airborne contaminants from the affected property or increase indoor ventilation. In addition, the presence of significant mold or other airborne contaminants could expose us to liability from our customers, employees of our customers and others if property damage or health concerns arise.

Our real estate will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our real estate will be subject to property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. We anticipate that certain of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the real properties that they occupy, while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we will generally be responsible for real property taxes related to any vacant space.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this Prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

•

the timing of the development of future products;

•

projections of revenue, earnings, capital structure and other financial items;

•

statements of our plans and objectives;

•

statements regarding the capabilities of our business operations;

•

statements of expected future economic performance;

•

statements regarding competition in our market; and

•

assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

You should also assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares offered by the selling shareholders. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Rule 506 of Regulation D promulgated under the Securities Act of 1933. The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Prior to this offering, there has been no market for our securities. Our common stock is not listed on any national securities exchange or the NASDAQ stock market, nor is it quoted on OTC Bulletin Board or any other quotation medium. After the registration statement filed with the Commission is declared effective, we intend to have a registered broker-dealer submit an application for a quotation of our common stock on the OTC Bulletin Board; however, there is no assurance that our securities will ever become qualified for quotation on the OTC Bulletin Board.

In the event our common stock is quoted through the OTC Bulletin Board, the shares to be sold pursuant to the registration statement will be sold at prevailing market prices or privately negotiated prices. There is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the high offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The 963,922shares of common stock to be sold by the selling shareholders are already issued and outstanding. Since no new common shares will be issued in this offering, you will not suffer any dilution in the purchase price of your shares.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

There are 46 selling shareholders. They may sell some or all of their common stock in one or more transactions, including block transactions:

1. on such public markets as the common stock may be trading;
2. in privately negotiated transactions;
3. in short sales; or
4. combining any of the above methods of distribution.

The selling shareholders acquired their shares at $0.40 per share by purchase in a single private placement exempt from registration under section 4(2) of the Securities Act of 1933 in a transaction that closed on October 4, 2010.

To the extent that any successor(s) to the named selling shareholders wish to sell under this prospectus, we must file a prospectus supplement identifying such successors as selling shareholders.

The sales price to the public is fixed at $0.40 per share until such time as the shares of our common stock may become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority or another exchange; however, there is no assurance that our common stock will become quoted on the OTC Bulletin Board or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.

The market price of our common stock prevailing at the time of sale;

2.

A price related to such prevailing market price of our common stock; or

3.

Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services.

Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. We are bearing all costs relating to the registration of the common stock, estimated to be $52,000. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such as copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

Section 15(g) of the Exchange Act

Our shares of common stock, because they are considered a “penny stock”, are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).  While Section 15(g) and Rules 15g-1 through15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer execute a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.  The application of the penny stock rules may affect your ability to resell your shares.

The application of the penny stock rules may affect your ability to resell your shares.

DESCRIPTION OF SECURITIES

The following is a summary of the material rights and restrictions associated with our securities. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Common Stock

Our authorized capital stock consists of 100,000,000 (one hundred million) shares of common stock, par value of $0.001 per share. As of September 30, 2010, there were 10,098,713 shares of common stock held by 55 holders of record.

Dividends:

The holders of our common stock are entitled to dividends as our board of directors may declare, from time to time, from funds legally available, subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Distribution to holders
of common stock:

Upon any voluntary or involuntary liquidation, dissolution, or winding up of our affairs, the holders of our common stock are entitled to share ratably in all assets available for distribution after payment of creditors and subject to prior distribution rights of our preferred stock, if any.

Non-cumulative voting:

The holders of our common stock are entitled to one vote per share on any matter to be voted upon by shareholders, subject to certain exceptions relating, among other matters, to our preferred stock, if any. Our articles of incorporation do not provide for cumulative voting in connection with the election of directors, and accordingly, holders of more than 50% of the shares voting will be able to elect all of the directors elected each year, subject to the voting rights of our preferred stock, if any. Except as otherwise provided by law, the holders of a majority in voting power of the shares issued and outstanding and entitled to vote at such meeting of shareholders will constitute a quorum at such meeting of the shareholders for the transaction of business subject to the voting rights of our preferred stock, if any.

Preemptive rights:

Upon the consummation of this offering, no holder of our common stock will have any preemptive right to subscribe for any shares of our capital stock issued in the future.

Preferred Stock

As of October 30, 2010, there were no shares of preferred stock issued or outstanding.  We are authorized to issue a total of 100,000,000,000 (one hundred billion) shares of preferred stock. Of this amount, the terms of 90,000,000,000 (ninety billion) shares of preferred stock will be determined at the discretion of the board of directors. The remaining 10,000,000,000 (ten billion) preferred shares have the following rights and provisions:

Designation:

Series A Preferred Stock.

Stated value:

$10 per share.

Voting rights:

The holders of Series A shares are not entitled to any voting rights.

Conversion:

Series A shares may not be converted into common or any other shares of the corporation.

Liquidation rights:

The Series A shares rank prior to common stock and prior to any class or series of capital stock of the corporation hereafter created that does not, by its terms, rank senior to or pari passu with the Series A shares.

In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, and before any distribution shall be made to the holders of any shares of any junior security of the corporation, the holders of Series A shares then outstanding shall be entitled to be paid out of corporation assets available for distribution to its stockholders an amount per share equal to the Stated Value of the Series A shares plus the aggregate amount of accumulated but unpaid dividends on each share of Series A shares.

If, upon a liquidation event, the assets of the corporation, or proceeds thereof, to be distributed among the holders of the Series A shares are insufficient to permit payment in full to such holders of the aggregate amount that they are entitled to be paid by their terms, then the entire assets, or proceeds thereof, available to be distributed to the corporation’s stockholders shall be distributed to the holders of the Series A shares ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. Prior to the liquidation event, the corporation shall declare for payment all accrued and unpaid dividends with respect to the Series A shares but only to the extent of funds of the corporation legally available for the payment of dividends.  A consolidation or merger of the corporation with any other corporation, or the sale, transfer or lease of all or substantially all of its assets, shall not constitute or be deemed a liquidation event.

Preferred Dividends:

Each holder of the Series A shares shall be entitled to receive on each Series A share held a quarterly dividend at the rate of $1 per annum, which shall be cumulative, accrue daily from the date of issuance and be due and payable on the last day of each fiscal quarter. Such dividends shall accrue whether or not declared and the accumulation of unpaid dividends shall bear interest at a rate of 10% per annum. If a dividend date is not a business day, then the dividend shall be due and payable on the business day immediately following.

Dividends on the Series A shares are payable, at the corporation’s option in (a) cash or (b) shares of Series A shares that are eligible for public resale by the holder under an effective registration statement covering such shares.

The corporation shall provide irrevocable written notice to the holder of record of the Series A shares of the form of the dividend payment at least twenty (20) days prior to a dividend date.  If no such notice is provided at least twenty (20) days prior to a dividend date, the corporation shall make the dividend payment in cash.  In addition, the corporation must make dividend payments in cash if the corporation is unable to make dividend payments in shares of Series A shares that are eligible for public resale by the holder under an effective registration statement covering such shares.  The number of Series A shares to be issued as payment of a dividend shall be determined by dividing (i) the total amount of the dividend to be paid in Series A shares by (ii) ninety percent (90%) of the Market Price (as defined below) of the corporation’s Series A shares for the five (5) days immediately preceding the applicable dividend date.

The term “Market Price” means, for any date, (i) the average closing price of the Series A shares for the five-(5) day period prior to such date on the OTC Bulletin Board as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (ii) if the Series A shares are not then listed or quoted on the OTC Bulletin Board and if prices for the Series A shares are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the average closing price of the Series A shares for the five-(5) day period prior to such date so reported; or (iii) in all other cases, the fair market value of a share of Series A shares as determined by an independent appraiser or other market on which the Series A shares trade selected in good faith by the holder and reasonably acceptable to the corporation.

Dividends shall be payable to holders of record, as they appear on the stock books of the corporation on such record dates that are twenty (20) days preceding the payment dates of such dividends.  If the dividend on the Series A shares shall not have been paid or set apart in full for the Series A shares when payable, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment before any dividends shall be paid upon or set apart for, or any other distributions paid made on, or any payments made on account of the purchase, redemption or retirement of the common stock or any other junior security.

Options

Our board of directors has authorized the 2010 Stock Incentive Plan which provides us with the ability to issue options on up to 1,200,000 common shares. As of October 31, 2010, no options have been issued.

Warrants

Our board of directors has authorized the issuance of a warrant to purchase 1,200,000 common shares at $0.10 on or before May 18, 2015, which is held by one holder of record.

Anti-takeover provisions

There are no anti-takeover provisions that may have the affect of delaying or preventing a change in control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person (including any group) known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. As of the date of this prospectus, there were 10,503,840 shares of common stock outstanding and no preferred stock outstanding.

Each stockholder's address is in care of our company at 501 S Euclid, Bay City, Michigan 48706

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage
Common Stock	Joel Wilson (1) (3)	3,636,875 shares (2)	34.6%
Common Stock	Michael Kazee (1) (3)	3,636,875 shares (2)	34.6%
Common Stock	Madlon Bosquet	1,054,625 shares	10.0%
Common Stock	Sarah Bethune (3)	14,405 shares	0.14%
Common Stock	James T. Everett (3)	12,150 shares	0.11%
	All officers and directors as a group (4 persons)	7,300,305 shares	72.28%

(1)

The person named above may be deemed to be a “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their having co-founded the company. Mr. Wilson and Mr. Kazee are our only “promoters”.

(2)

Includes 3,600,000 common shares held personally and 73,750 shares held jointly through the Wilson and Kazee Diversified Financial Group, LLC for which Mr. Wilson and Mr. Kazee share voting and dispositive power.

(3)

Mr. Wilson, Mr. Kazee, Mrs. Bethune and Mr. Everett are members of our board of directors.

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.

Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on October 31, 2010.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.

SELLING SHAREHOLDERS

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders.

The table assumes that all of the securities offered by the selling shareholders will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders and selling shareholders may purchase additional shares of common stock, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering.

We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated.

Selling	Shares owned	Percentage owned	Shares offered	Percentage owned
Shareholder	prior to offering	before offering	for sale	after offering (1)
Scott Bartlett	1,250	0.00%	1,250	0%
John Beery	23,375	0.23%	23,375	0%
Matthew Bethune(3)	17,500	0.17%	17,500	0%
Megan Biskup	12,425	0.12%	12,425	0%
Phillip Bosquet(4)	14,625	0.14%	14,625	0%
Shameka Butterfield(5)	1,250	0.01%	1,250	0%
Todd Butterfield(5)	1,250	0.01%	1,250	0%
Toni Butterfield(5)	6,250	0.06%	6,250	0%
Tom Collins(2)	2,500	0.02%	2,500	0%
Jeffrey Crego	22,250	0.22%	22,250	0%
Phillip Durocher	29,150	0.29%	29,150	0%
Melissa Everett(6)	42,000	0.42%	42,000	0%
Lori Faley	25,000	0.25%	25,000	0%
Lori Faley IRA	12,775	0.13%	12,775	0%
Claudia Freytag(7)	2,000	0.02%	2,000	0%
Wolff-Rudiger Freytag(7)	2,000	0.02%	2,000	0%
Lona Glass	74,000	0.73%	74,000	0%
Mary Guzdzial(8)	1,250	0.01%	1,250	0%

Paul Guzdzial(8)	1,250	0.01%	1,250	0%
Jeff Hall	14,875	0.15%	14,875	0%
Tyler Harp	18,156	0.18%	18,156	0%
Anthony Kazee(9)	2,000	0.02%	2,000	0%
Deborah Kazee(9)	3,750	0.04%	3,750	0%
Walter and Joann Kroll	100,197	0.99%	100,197	0%
Laurie Maxwell(10)	15,737	0.16%	15,737	0%
Michael Maxwell(10)	25,000	0.25%	25,000	0%
Jenifer Milks(11)	10,200	0.10%	10,200	0%
Jesse Milks(11)	15,700	0.16%	15,700	0%
Stephen Monaghan	62,500	0.62%	62,500	0%
Brad Nagy	1,250	0.01%	1,250	0%
Jerimiah Nelson(12)	1,250	0.01%	1,250	0%
Joshua Nelson(12)	1,250	0.01%	1,250	0%
Nathan Paige	1,250	0.01%	1,250	0%
Matthew Pick	1,250	0.01%	1,250	0%
Merry Powell	11,250	0.11%	11,250	0%
Merry Powell IRA	52,082	0.52%	52,082	0%
Don Rice	1,250	0.01%	1,250	0%
Renae Rochow	1,250	0.01%	1,250	0%
Larry Sanders	29,875	0.30%	29,875	0%
Gary Saylor	27,500	0.27%	27,500	0%
Ida Shepard	95,000	0.94%	95,000	0%
Dianne Sowles	75,000	0.74%	75,000	0%
Larry Vogtmann	100,000	0.99%	100,000	0%
James Wilson(13)	1,250	0.01%	1,250	0%
Jamie Wilson(13)	1,250	0.01%	1,250	0%
Steven Wilson(13)	1,750	0.02%	1,750	0%
Total:	963,922	9.54%	963,922	0%

(1)

Assumes all shares sold.

(2)

The selling shareholders have identified that they are employees of registered broker-dealers but have represented their purchase was a personal investment and planned sale is for their sole individual benefit. They have represented they are not acting on behalf of any broker-dealer or affiliate of any broker-dealer and have never had any agreements or understandings directly or indirectly, with any person to distribute our securities. To the extent that we become aware that any such selling shareholders had such an understanding or agreement, we will file a post-effective amendment to the registration statement of which this prospectus is a part to designate such person as an “underwriter” within the meaning of the Securities Act of 1933.

(3)

Matthew is the husband of Sarah Bethune who is a shareholder and director of our company. Each of these shareholders has no beneficial interest in the other part’s respective holdings.

(4)

Philip and Madlon Bosquet are directly related. Each of these shareholders has no beneficial interest in the other part’s respective holdings. Mrs. Bosquet is a beneficial owner of 10% of our common stock.

(5)

Shameka, Todd and Toni Butterfield are directly related. Each of these shareholders has no beneficial interest in the other part’s respective holdings.

(6)

Melissa and James Everett are directly related. Each of these shareholders has no beneficial interest in the other part’s respective holdings. Mr. Everett is a director of our company and beneficially owns 12,150 common shares.

(7)

Wolf Rudiger and Claudia Freytag are directly related. Each of these shareholders has no beneficial interest in the other part’s respective holdings.

(8)

Mary and Paul Guzdzial are directly related. Each of these shareholders has no beneficial interest in the other part’s respective holdings.

(9)

Anthony, Deborah and Michael Kazee are directly related. Each of these shareholders has no beneficial interest in the other part’s respective holdings. Mr. Kazee is an officer and director of our company and beneficially owns 3,636,875 common shares.

(10)

Laurie and Michael Maxwell are directly related. Each of these shareholders has no beneficial interest in the other part’s respective holdings.

(11)

Jenifer and Jesse Milks are directly related. Each of these shareholders has no beneficial interest in the other part’s respective holdings.

(12)

Jerimiah and Joshua Nelson are directly related. Each of these shareholders has no beneficial interest in the other part’s respective holdings.

(13)

James, Jamie, Steven and Joel Wilson are directly related. Each of these shareholders has no beneficial interest in the other part’s respective holdings. Mr. Wilson is an officer and director of our company and beneficially owns 3,636,875 common shares.

Other than detailed in the footnotes above, we are not aware of any family relationships among selling shareholders.

SHARES ELIGIBLE FOR FUTURE SALE

The 963,922shares of common stock offered for sale by our selling shareholders in this prospectus will be freely tradable without restrictions upon effectiveness of this registration statement.

The remaining 9,134,791 shares are not registered in this prospectus and are subject to the limitations imposed by Rule 144. In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at six months year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding any sale.

Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates, who have held their restricted shares for two years, may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

Sales may only be made under Rule 144 where there is available adequate current public information with respect to the issuer of the securities in accordance with Rule 144(c)(1). Rule 144(c)(1) deems such information to be available if either the issuer has securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or has been subject to the reporting requirements of Section 13 of that Act for a period of at least 90 days immediately preceding the sale of the securities and has filed all the reports required to be filed thereunder during the 12 months preceding such sale (or for such shorter period that the issuer was required to file such reports).

When the shares become eligible to be sold pursuant to Rule 144 and if we are able to obtain approval for our shares to be quoted on the OTC Bulletin Board, then sales of large amounts of shares that may be sold in the future could have a significant depressive effect on the market value of our shares. This would therefore reduce new investors' ability to sell their shares into the market and negatively impact their ability to receive either a return on their investment or the amount invested.

As of the date of this prospectus, none of the 9,134,791 shares currently issued and outstanding could be resold pursuant to Section 144 of the Securities Act.  This is because there is no sufficient public information is available to satisfy the 144 rules.

MARKET FOR SHARES AND RELATED STOCKHOLDER MATTERS

Background

We are subjecting ourselves to the Exchange Act of ’34 reporting requirements because we believe that being a public entity will provide us benefits in visibility and the way that we are perceived by real estate agents, sellers of real estate, buyers of real estate, mortgage lenders and investors, as well as the possibility of providing liquidity to our shareholders.

No Public Market for Common Stock

There is presently no public market for our common stock.

After the effective date of the registration statement, we intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) which operates the OTC Bulletin Board, to have our common stock quoted on the OTC Bulletin Board.

There is no assurance that any market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved by FINRA.

Penny Stock Considerations

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities.

Regulation M

Our officer and director, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the shares in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

Blue Sky

Holders of our shares and persons who desire to purchase our shares in any trading market that may develop should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having out shares available for trading on a stock exchange, investors should consider any secondary market for our securities to be a limited one.

We intend to seek coverage and publication of information about us in an accepted publication which permits a “manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, is not enough for the security to be listed in a recognized manual. The listing entry must contain: (1) the names of issuers, officers, and directors; (2) an issuer’s balance sheet; and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may be unable to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports and many states expressly recognize these manuals, a smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals.

The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

Stock transfer agent

We have not engaged the services of a transfer agent at this time. We plan to retain the services of an independent stock transfer agent upon closing of this offering.

SUITABILITY STANDARDS

The securities offered through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares. Despite this, we do not have any suitability standards except that an investor should be able to afford to lose their investment if our business plan fails.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

MANAGEMENT

The name, age and position of our officers and directors is set forth below:

Name	Age	Title	Held Position Since

Joel Wilson	28	Chairman of the Board, Co-Chief Executive Officer, Principal Financial Officer, Secretary, Treasurer	February, 2010
Michael Kazee	37	Director and Co-Chief Executive Officer	February, 2010
T. James Everett	38	Director	October, 2010
Charles M. Brunner	58	Director	October, 2010
Sarah Bethune	29	DirectorDirecto	October, 2010

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

The board of directors believes that each of the directors set forth above has the necessary qualifications to be a member of the board of directors. Each of the directors has exhibited during his prior service as a director the ability to operate cohesively with the other members of the board of directors. Moreover, the board of directors believes that each director brings a strong background and skill set to the board of directors, giving the board of directors as a whole competence and experience in diverse areas, including corporate governance and board service, finance, management and industry experience.

The following information sets forth the backgrounds and business experience of the directors and executive officers.

Joel I. Wilson has been Chairman of the board of directors and Co-Chief Executive Officer since February 2010.

Mr. Wilson also holds the following positions:

-

President of The Diversified Group Insurance Agency, LLC;

-

President of The Diversified Group Advisory Firm, LLC;

-

Vice President of The Diversified Group Partnership Group Management, LLC;

-

Wilson and Kazee Diversified Financial Group, LLC

-

Executive Principal of WR Rice Financial Services Incorporated

Previously, Mr. Wilson held the following positions:

-

Vice President of Diversified Mortgage Solutions, LLC;

-

Registered Principal of Chelsea Financial Services;

-

Registered Principal of John Hancock Financial Network;

-

Registered Representative of John Hancock Financial Network; and

-

English as a Second Language Instructor for Volkshochschule Dresden.

Mr. Wilson received his Bachelor of Fine Arts from Boston University in 2004. Mr. Wilsons’ qualifications to serve on our board of directors include his knowledge of our company and the real estate industry.

Michael Kazee has been a Director and Co-Chief Executive Officer since February 2010.

Mr. Wilson also holds the following positions:

-

President of 1 Stop Realty and Mortgage Services, LLC:

-

President of Diversified Lending Services, LLC;

-

President of The Diversified Group Partnership Group Management, LLC;

-

Vice President of The Diversified Group Insurance Agency, LLC;

-

Wilson and Kazee Diversified Financial Group, LLC

-

Registered Representative of WR Rice Financial Services Incorporated

Previously, Mr. Kazee held the following positions:

-

President of Diversified Mortgage Solutions, LLC;

-

Registered Representative of Chelsea Financial Services;

-

Registered Representative of John Hancock Financial Network; and

-

President of Black Mountain Mortgage.

Mr. Kazee attended the Community College of Southern Nevada. Mr. Kazees’ qualifications to serve on our board of directors include his knowledge of our company and the real estate industry.

T. James Everett has been a Director since October 2010. Mr. Everett has been the Operator of the Everett Carpet Company since 1995. He received his B.A. and B.S. in Management Information Systems from Central Michigan University. Mr. Everetts’ qualifications to serve on our board of directors include his knowledge of our company and experience in business management.

Charles M. Brunner has been a Director since October 2010.  Mr. Brunner is currently the Mayor of Bay City, Michigan. Previously, Mr. Brunner was a Midland Public School teacher. He received his Associates Degree in Business Administration from Delta College and his Bachelor of Science Degree, two Masters Degrees from Central Michigan University. Mr. Brunners’ qualifications to serve on our board of directors include his knowledge of our company and the city in which we have been buying and renovating residential real estate.

Sarah Bethune has been a Director since October 2010.  Mrs. Bethune is currently a Senior Research Investigator for SSCI, a division of Aptuit. She received her PhD in Pharmaceutical Sciences from the University of Michigan. Mrs. Bethunes’ qualifications to serve on our board of directors include her knowledge of our company and the city in which we have been buying and renovating residential real estate.

Director Independence

Our board of directors currently consists of 5 directors. Our board of directors has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. We believe that three of our board members are independent directors in that they are independent of management and free of any relationship that would interfere with their independent judgment as board members.

Since Joel Wilson and Michael Kazee currently own approximately 72% of our common shares, we believe only T. James Everett, Charles M. Brunner and Sarah Bethune currently meet these independence standards.

Director Compensation

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Committees of the Board of Directors

The Board of Directors has no nominating, auditing or compensation committees or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Board of director powers

Our Amended Articles of Incorporation provide that our board of directors may, by resolution, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designations, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further shareholder approval.

Code of Ethics

In connection with the consummation of this offering, we plan to adopt a written code of business conduct and ethics, to be known as our code of conduct, which will apply to our chief executive officer, our chief financial officer, our chief accounting officer and all persons providing similar functions.

A code of ethics is a written standard designed to deter wrongdoing and to promote

-

honest and ethical conduct,

-

full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

-

compliance with applicable laws, rules and regulations,

-

the prompt reporting violation of the code, and

-

accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this Form S-11 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to www.sec.gov and looking at the attachments to this Form S-11.

Term of office

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified. Officers hold their positions at the will of the Board of Directors.

No legal proceedings

During the past ten years, none of our directors have been subject of the following events:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.

Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)

Engaging in any type of business practice; or

iii)

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)

Any Federal or State securities or commodities law or regulation; or

ii)

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C.

78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Conflicts of Interest

Our officers have entered into material agreements with entities they control and will continue to do so in the future, which could result in decisions adverse to our general stockholders.

Our Co-Chief Executive Officers, Joel Wilson and Michael Kazee, have executed several agreements between us and companies they control. These related party agreements contained significant conflicts of interest. A summary of the agreements are as follows:

-

A written agreement whereby an entity controlled by Mr. Wilson and Mr. Kazee sold seven residential real estate properties to us for $217,404.17, which they purchased for $107,500;

-

A written agreement whereby an entity controlled by Mr. Wilson and Mr. Kazee was engaged to provide materials and labor for the renovation of properties we own under which $181,815 was paid as of September 30, 2010;

-

A written agreement whereby a real estate agency controlled by Mr. Kazee was engaged to list and sell several properties we own, under which we paid $5,000 in fees as of October 31, 2010;

-

A written employment agreement whereby Mr. Wilson and Mr. Kazee were hired as Co-Chief Executive Officers at a monthly salary of $3,500 each;

-

A written sublet agreement whereby an entity controlled by Mr. Wilson and Mr. Kazee subleased our corporate offices for $500 per month;

-

A verbal agreement whereby we advanced $30,000 to an entity controlled by Mr. Wilson and Mr. Kazee, which was repaid in full on October 21, 2010.

Our officers intend to enter into related party agreements in the future where significant conflicts of interest may exist. The interests of our officers differ from the interests of other stockholders and their decisions may negatively impact the value of your investment. Our officers may earn a profit from related party transactions while our investors may lose their entire investment.

All future transactions between us and our officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors. Our directors and officers are or may become, in their individual capacity, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses.  There exist potential conflicts of interest including allocation of time between us and their other business activities.

No proceeds from this offering will be used to purchase directly or indirectly any shares of the common stock owned by any present shareholder, officer, director or promoter. No proceeds from this offering will be loaned to any present shareholder, officer, director or promoter.

There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of our affairs.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following summarizes all transactions between us and our officers, directors and 5% shareholders:

On February 22, 2010, Mr. Wilson was issued 3,600,000 common shares, Mr. Kazee was issued 3,600,000 common shares and Mrs. Bosquet was issued 1,040,000 common shares. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

On July 1, 2010, Mr. Kazee and Mr. Wilson entered into employment agreements whereby they would each be paid $3,500 per month to act as our Co-Chief Executive Officer.

On July 1, 2010, we entered into a sublet agreement with an entity controlled by Joel Wilson and Michael Kazee, whereby we sublease our corporate offices for $500 per month.

On August 11, 2010, we entered into a real estate sales contract to purchase seven residential real estate properties in Michigan from the Diversified Group Partnership Management, LLC ("DGPM"), an entity controlled by Joel Wilson and Michael Kazee. DGPM purchased the properties for $107,500 and partially renovated the seven properties. Under the terms of the agreement, we paid $217,404 for the seven properties and this transaction closed in October 2010.

On August 11, 2010 we entered into an agreement with an entity controlled by Joel Wilson and Michael Kazee, to provide materials and labor for the renovation of properties we own. As of September 30, 2010, we paid $181,815 under this agreement.

On August 16, 2010, we advanced $30,000 to an entity controlled by Joel Wilson and Michael Kazee. The advance was repaid in full on October 21, 2010.

On September 1, 2010, Madlon Bosquet purchased 14,625 of our common shares at $0.40 per share for $5,850 in cash consideration. These shares were included in our Regulation D, Rule 506 stock offering which commenced August 4, 2010 and ended October 4, 2010. Mrs. Bosquet owned 1,040,000 shares prior to her purchase of shares in our private placement.

On September 24, 2010, the Wilson and Kazee Diversified Financial Group, LLC, an entity owned by Joel Wilson and Michael Kazee, purchased 73,750 of our common shares at $0.40 per share for $29,500 in cash consideration. These shares were included in our Regulation D, Rule 506 stock offering which commenced August 4, 2010 and ended October 4, 2010.

On October 14, 2010, we entered into an agreement with a real estate agency controlled by Michael Kazee, to list and sell several properties we own. As of October 31, 2010, we paid $5,000 in fees under this agreement.

It should be noted that many of the shareholders of the company are related to Mr. Wilson and Mr. Kazee.

There have been no other related party transactions.

We do not have a formal written policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. Following the consummation of this offering, we expect that our independent board members will be responsible for review, approval and ratification of “related-person transactions” between us and any related person. Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5.0% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. Any member of the audit committee who is a related person with respect to a transaction under review will not be able to participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

All future transactions between us and our officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors.

DESCRIPTION OF BUSINESS

Organization

We were incorporated on February 22, 2010 in Tennessee as American Realty Funds Corporation. Since our inception through September 30, 2010, we have not generated any revenues and have incurred a net loss of $593,387

We have never declared bankruptcy, have never been in receivership and have never been involved in any legal action or proceedings. Since becoming incorporated, we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.

Our address is 501 S. Euclid Avenue, Bay City, Michigan 48706, and our telephone number is (800) 613-3250. Our fiscal year end is June 30th

Business

We purchase, renovate and resell residential real estate in the United States.  Since our inception, we have been primarily engaged in business planning activities, including developing our economic models and financial forecasts, performing due diligence regarding potential areas of real estate investment activity and searching for additional investment capital to finance our business and investment activities.

On October 4, 2010, we completed a private placement in the amount of $598,994. We used $281,785 to acquire ten residential real estate properties in the State of Michigan. As of September 30, 2010, we used $181,815 to pay for labor and materials to renovate our properties. On October 15, 2010, we entered into land contracts for the sale of two properties with a total transaction value of $115,900 in which we already received $11,590 and will receive $104,310 over the next thirty years.  As of October 31, 2010, we had $48,403 in cash remaining.

We have relied upon the sale of our shares in unregistered private placement transactions to cover our expenses, property purchases and renovations. Our reliance on capital from shareholders, our very limited operating history, our operating losses and other factors have led our independent accountant to express substantial doubt about our ability to continue as a going concern.

Our market

We have evaluated a number of factors in determining which geographic markets to concentrate our real estate investment activities. Such factors included:

-

the historical and projected demand for housing,

-

the number of current homes under construction,

-

the number of homes currently available for sale,

-

level of competition,

-

level of unemployment,

-

average household income,

-

availability of renovation labor and materials.

Based upon our research and analysis, we decided to focus our initial property acquisitions in Michigan.

Strategy

We seek to acquire residential real estate being offered for sale by distressed sellers for under $100,000 and in need of renovation. We would only enter into transactions where we believe a gross profit of at least 15% can be achieved. We will never purchase or sell any property from a related party unless our independent board members approve the transaction.

We generally expect to sell our properties on an installment plan. In a typical transaction, we expect to receive a negotiated amount of the purchase price upfront and the remaining portion in monthly installments. There is substantial risk that we enter into transactions with buyers who are unable to make their monthly payments as planned. In the event a buyer defaults on their agreement with us, we may decide to evict any occupants, repair the property and sell it again. There would be substantial costs involved with each eviction, renovation and resale. If buyers are unable to pay us the amount agreed and when agreed, we would be negatively impacted to an unknown extent, which would negatively impact our cash flow and ability to continue as a going concern.

Customers

On October 15, 2010, we entered into land contracts for the sale of two properties with a total transaction value of $115,900 in which we already received $11,590 and will receive $104,310 over the next thirty years.  There can be no assurance we will be able to sell or enter into similar agreements for the remaining properties we currently own or for properties we may buy in the future.

Marketing

We intend to engage real estate agencies on a commission basis to facilitate the sale of properties we purchase. We may also utilize print, online, direct mail, trade-shows and seminars to advertise.

Our marketing budget depends on a number of factors, including our results of operations, ability to raise additional capital and the number of properties we own which are rehabilitated and ready for sale.

Competition

The purchase and sale of residential properties is highly competitive and fragmented. We will compete to purchase residential properties and attract buyers with numerous large and small homebuilders, including some homebuilders with nationwide operations and greater financial resources and/or lower costs than us. We also compete for residential properties and buyers with individuals who are seeking to acquire or sell their existing homes.

The housing industry is cyclical and is affected by consumer confidence levels and prevailing economic conditions generally, including interest rate levels. A variety of other factors affect the housing industry and demand for homes, including the availability of labor and materials and increases in the costs thereof, changes in costs associated with homeownership such as increases in property taxes and energy costs, changes in consumer preferences, demographic trends and the availability of and changes in mortgage financing programs.

We cannot assure you that we will be able to respond quickly, cost-effectively or sufficiently to market conditions.  Our business, financial condition and operating results may be adversely affected if we are unable to anticipate or respond quickly and economically to any developments.

We will face vigorous competition from domestic and multinational construction companies.  All of these competitors have greater resources than we do and are able to respond to changing business and economic conditions more quickly than us.  Competition in the residential real estate business is based on innovation, reputation, pricing, perceived value, service to the consumer, promotional activities, advertising, special events, and other activities.

Our ability to compete will also depend on the strength of our brand, our ability to attract and retain key talent and other personnel, the efficiency of development and marketing. All these activities require significant financial resources.  We may not be able to sustain competition.  Our inability to compete effectively with domestic and multinational residential real estate companies would have an adverse impact on our business.

Intellectual Property

We do not own any patent, trademark or other intellectual property.

Regulation of our business

We anticipate we will also be subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning fair housing and real estate transactions in general. These laws may result in delays; cause us to incur substantial compliance and other costs.

Employees

As of the date of this prospectus, we have two full time employees.

From time to time, we will employ independent contractors assist us with the evaluation and selection of geographic markets, identification and purchase of residential real estate, rehabilitation, legal, accounting and sales. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees.

We believe  that our future  success will depend in part on our  continued  ability  to  attract,  hire  or  acquire  and  retain qualified independent contractors. There can be no assurance that we will be able to attract and retain such individuals or companies. If we are unsuccessful in managing the timely delivery of these services our business could be adversely affected.

Properties

We have our corporate headquarters in Bay City, Michigan. Substantially all of our operating activities are conducted from 1036 square feet of office space provided by The Diversified Group, an entity controlled by our Co-Chief Executive Officers, for $500 per month. We believe that additional space may be required as our business expands and believe that we can obtain suitable space as needed.

As of October 31, 2010, we own the following ten residential real estate properties:

701 N. Wenona, Bay City MI 48706

1203 S Raymond, Bay City, MI 48706

414 Franklin St., Bay City, MI 48708

3318 N. Water St., Bay City, MI 48706

200 N. Sheridan, Bay City, MI 48708

207 E. Thomas, Bay City, MI 48706

505 N. Henry, Bay City, MI 48706

616 Howard, Bay City, MI 48708

118 Heyn, Saginaw, MI 48602

306 McGraw Street, Bay City, MI 48708

We paid a total of $281,785.17 for the ten properties.

Renovations

As of September 30, 2010, we spent $181,815 in renovations on the nine properties we owned as of that date. The renovations on our initial nine properties is complete as of October 31, 2010. The renovation on 306 McGraw Street is ongoing and we anticipate spending up to $20,000 in labor and materials before the property can be listed for sale.

Properties subject to a land contract agreement

As of October 31, 2010, the properties at 1203 S Raymond and 505 N. Henry are subject to land contract agreements valued at $115,900. Under these agreements, third-parties have already paid us a 10% down payment and are required to pay us the remaining $104,310 plus interest at 9.9% per annum, over the next thirty years. The land contracts can be pre-paid with no prepayment penalty.

Each of the land contracts are cross collateralized against promissory notes issued by an entity controlled by Michael Kazee. In the event of default by the purchaser of the promissory note or the land contract, the land contract is voided and all funds received by us would be considered rent. If any of our land contracts end in default, our plan would be to list the property for sale again.

Material agreements

Employment Agreement with Joel Wilson

We entered into a July 1, 2010 Employment Agreement between us and our co-Chief Executive Officer, Joel Wilson. In return for his services, the agreement provides that he will receive a base salary of $3,500.

Employment Agreement with Michael Kazee

We entered into a July 1, 2010 Employment Agreement between us and our co-Chief Executive Officer, Joel Wilson. In return for his services, the agreement provides that he will receive a base salary of $3,500.

Consulting Agreement with Public Financial Services, LLC

We entered into a May 19, 2010 agreement with Public Financial Services, LLC, a Florida limited liability company owned and controlled by Joel Arberman and Christopher Walker., which provides that Public Financial Services, LLC will provide us with business consulting services for a period of twelve months, including to consult and advise about: (a) our corporate structure and strategic advice in connection with going public; (b) engaging appropriate SEC counsel, auditors, transfer agents and other professionals for the purpose of going public as a registered fully reporting public company; (c) assistance in the compilation of information necessary for preparation of this registration statement; (d) advice on responses to registration statement comments by the Securities and Exchange Commission and comments by FINRA regarding quotation of our securities and (e) compilation of the information necessary to achieve a Standard Manual exemption for secondary trading.

We have paid Public Financial Services, LLC a cash consulting fee of $20,000, issued 360,000 common shares and issued 1,200,000 warrants to purchase common shares on or before May 18, 2015 at $0.10 per share. We are obligated to pay additional cash consulting fees of $10,000 upon achievement of certain milestones.

Sublet Agreement with The Diversified Group Partnership Management, LLC

We sublease 1036 square feet of office space from The Diversified Group Partnership Management, LLC, an entity controlled by our Co-Chief Executive Officers, for $500 per month. The lease expires on June 30, 2011

Services Agreement with The Diversified Group Partnership Management, LLC

On August 11, 2010 we entered into an agreement with The Diversified Group Partnership Management, LLC, an entity controlled by our Co-Chief Executive Officers, to provide materials and labor for the renovation of properties we own. As of September 30, 2010, we paid The Diversified Group Partnership Management, LLC $181,815

Legal proceedings

We are not currently involved in any legal or regulatory proceedings or, arbitration.  However, our business involves substantial risks of liability, including possible exposure to liability under federal, state and international laws.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our officers and directors, from inception (February 22, 2010) to September 30, 2010.

Summary Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Joel Wilson CO-CEO	$ 10,500	-0-	-0-	-0-	-0-	-0-	$ 10,500
Michael Kazee Co-CEO	$ 10,500	-0-	-0-	-0-	-0-	-0-	$ 10,500
T. James Everett Director	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Charles M. Brunner Director	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Sarah Bethune Director	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Employment Agreement with Joel Wilson

We entered into a July 1, 2010 Employment Agreement between us and our co-Chief Executive Officer, Joel Wilson. In return for his services, the agreement provides that he will receive a base salary of $3,500.

Employment Agreement with Michael Kazee

We entered into a July 1, 2010 Employment Agreement between us and our co-Chief Executive Officer, Joel Wilson. In return for his services, the agreement provides that he will receive a base salary of $3,500.

Pension, retirement or similar benefit plans

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Stock Option Grants

We did not grant any stock options to anyone during the most recent fiscal period ended September 30, 2010.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Overview

We purchase, renovate and resell residential real estate in the United States.  We recently acquired ten residential real estate properties in Michigan for approximately $281,785. As of October 31, 2010, we used $181,815 to pay for labor and materials to renovate our properties. On October 15, 2010, we entered into land contracts for the sale of two properties with a transaction value of $115,900 in which we already received $11,590 and will receive $104,310 over the next thirty years.  As of October 31, 2010, we had $48,403 in cash remaining.

Our officers have entered into material agreements with entities they control and will continue to do so in the future, which could result in decisions adverse to our general stockholders. Our Co-Chief Executive Officers, Joel Wilson and Michael Kazee, have executed several agreements between us and companies they control. These related party agreements contained significant conflicts of interest. A summary of the agreements can be found in the “Conflicts of Interest” section.

Our officers intend to enter into related party agreements in the future where significant conflicts of interest may exist. The interests of our officers differ from the interests of other stockholders and their decisions may negatively impact the value of your investment. Our officers may earn a profit from related party transactions while our investors may lose their entire investment.

Plan of Operations

Our specific goal is to acquire, renovate and resell residential real estate at a profit. Our plan of operations is divided into three phases, as follows:

(i) acquire properties we believe can be renovated and sold for a profit;
(ii) complete any required renovation and
(iii) market the property through independent real estate agents to attract buyers.

We began implementing parts of our business plan in February 2010. As of October 31, 2010, we had acquired ten properties and are currently managing the required renovations. We plan to complete renovations on all of the properties by December 31, 2010 and intend to begin marketing each as the renovations are completed.

As long as we have sufficient capital, we plan to continue the acquisition, renovation and resale of residential real estate as long as we believe it will profitable. We understand a lack of capital will limit our abilities to purchase multiple properties or be able to even purchase the most profitable and lucrative properties. Also, we understand that with the lack of capital comes a lack of negotiating leverage with real estate deals. Therefore, in the event we are unable to obtain sufficient capital, we may not realize the most lucrative real estate deals.

Results of Operations

From inception on February 22, 2010 to September 30, 2010, we have generated no revenues and have incurred a net loss of $593,387.  Our net loss for this period is primarily attributable to $569,898, including $535,120 of non-cash stock-based compensation.  Operating expenses also include rent and salaries expense, which were $1,500 and $21,000, respectively, from inception on February 22, 2010 to September 30, 2010, respectively.

The results of operations for the period February 22, 2010 to September 30, 2010 are not indicative of the results for any future interim period.  We expect to considerably increase our operating expenses in the future, particularly expenses in property acquisition, rehabilitation, sales, marketing, travel and general working capital.  We do not anticipate generating a profit until at least 2012.

Liquidity and Capital Resources

Net cash used in our operating activities from inception on February 22, 2010 to September 30, 2010 was $441,937.  Net loss of $593,387 was decreased by noncash expenses of $535,913 (including depreciation and share-based compensation).  Net loss was also increased by changes in assets and liabilities of $384,463 (including accounts payable, prepaid and other current assets, and notes payable).

Net cash used in our financing activities from inception on February 22, 2010 to September 30, 2010 was $4,429 which relates to the purchase of property and equipment.

Net cash provided by our financing activities from inception on February 22, 2010 to September 30, 2010 was $495,294 which relate to advances to shareholders of $2,700 and proceeds of from the issuance of common stock of $497,994.

As of September 30, 2010, our total assets were $450,306. We had $46,128 in cash after paying $281,785 for ten residential real estate properties and renovations of $181,815. We plan to spend an additional $20,000 to renovate the properties we own. Our total liabilities were $3,279 as of September 30, 2010.

All of our cash came from the issuance of shares to our founders and in a private placement which closed on October 4, 2010 in which we raised $598,994.

We are planning to raise additional capital in an effort to have more capital to expand our current activities. We will also seek to finance the purchase of properties with bank financing that may be available. There can be no assurance that we will be able to secure additional financing or that available funding will be on acceptable terms.

Prior to closing on our private placement, our co-chief executive officer Joel Wilson provided any cash needed for operations, including some of the cash needed for this registration statement.  As of November 18, there are no outstanding balances due to Mr. Wilson.

We anticipate that we will incur net losses at least until 2012. The extent of these losses will be contingent, in part, on the amount of gross profit we generate from the purchase, renovation and sale of any real estate transactions we are able to complete. It is likely that our operating losses will increase in the future and it is very possible we will never achieve or sustain profitability.

We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall or other unanticipated changes in our industry. Any failure by us to accurately make predictions would have a material adverse effect on our business, results of operations and financial condition.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any director or officer against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) the director or officer reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation's best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation, and (iii) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation.

Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to director or officer, if such director or officer is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

The charter and bylaws require us to indemnify our directors and officers to the fullest extent permitted by law with respect to all liability and loss suffered and expense reasonably incurred by such person in any action, suit or proceeding in which such person was or is made, or threatened to be made, a party, or is otherwise involved by reason of the fact that such person is or was a director or officer of ours.

In addition, the charter provides that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of any fiduciary duty as a director of ours except to the extent such exemption from liability or limitation thereof is not permitted under the TBCA.

Under the TBCA, this provision does not relieve our directors from personal liability to us or our shareholders for monetary damages for breach of fiduciary duty as a director, to the extent such liability arises from a judgment or other final adjudication establishing: (a) any breach of the director's duty of loyalty; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (c) any unlawful distributions. Nor does this provision eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Tennessee law. Finally, this provision does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

We have entered into indemnification agreements with all of its directors and executive officers providing that it will indemnify those persons to the fullest extent permitted by law against claims arising out of their actions as officers or directors of ours and will advance expenses of defending claims against them. We believe that indemnification under these agreements covers at least negligence and gross negligence by the directors and officers, and requires us to advance litigation expenses in the case of actions, including shareholder derivative actions, against an undertaking by the officer of director to repay any advances if it is ultimately determined that the officer or director is not entitled to indemnification.

We believe that our charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

At present, there is no litigation or proceeding involving a director or officer of ours as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Legal

David M. Bovi, P.A., an independent legal counsel, our legal counsel, has provided an opinion on the validity of our common stock. We retained the counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm.

Accounting

The financial statements included in this Prospectus and in the Registration Statement have been audited by McConnell & Jones, LLP to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

AMERICAN REALTY FUNDS, INC.

(A Corporation in Development Stage)

FINANCIAL STATEMENTS

AS OF JUNE 30, 2010 AND FOR THE PERIOD

FEBRUARY 22, 2010 (DATE OF INCEPTION) TO JUNE 30, 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors

American Realty Funds Corporation

We have audited the accompanying balance sheet of American Realty Funds Corporation (in development stage) as of June 30, 2010 and the related statements of operations, stockholders ‘deficit, and cash flows for the period from February 22, 2010 (inception date) to June 30, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Realty Funds Corporation (in development stage) at June 30, 2010 and the results of their operations and their cash flows for the period from inception to June 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 of the financial statements, the Company had incurred a substantial loss, had negative cash flow from operating and no revenues during the period from inception to June 30, 2010. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/McConnell & Jones, LLP

Houston, Texas

November 12, 2010

3040 Post Oak Blvd., Suite 1600
Houston, TX  77056
Phone:  713.968.1600
Fax: 713.968.1601

WWW.MCCONNELLJONES.COM

American Realty Funds Corporation
(a Development Stage Company)
Balance Sheet

June 30,
2010

Assets

Cash	$ 5,000
Prepaid and other current assets	2,700
Total assets	$ 7,700

Liabilities and Stockholders' Deficit

Due to stockholders	$ 22,700
Note payable	10,000
Total liabilities	32,700
Commitments and contingencies

Series A preferred stock, $10 par value, 10,000,000,000 shares
authorized, 0 shares issued and outstanding and	-
Series A preferred stock, no par value, 90,000,000,000 shares
authorized, 0 shares issued and outstanding	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 8,600,000 shares issued and outstanding	8,600
Paid-in capital	531,520
Accumulated deficit	(565,120)
Total stockholders' deficit	(25,000)

Total liabilities and stockholders' deficit	$ 7,700

The accompanying notes are an integral part of these financial statements.

American Realty Funds Corporation
(a Development Stage Company)
Statements of Operations

Period from Inception
(February 22, 2010)
to June 30,
2010

Net revenues	$ -

Operating expenses:
Professional fees	565,120

Total operating expenses	565,120

Operating loss	(565,120)

Loss before income tax provision	(565,120)
Income tax provision	-
Net loss	$ (565,120)

Net loss per share:
Basic and diluted	$ (0.07)

Weighted average common shares outstanding:
Basic and diluted	8,362,791

The accompanying notes are an integral part of these financial statements.

American Realty Funds Corporation
(a Development Stage Company)
Statements of Stockholders' Deficit

			Series A Preferred Stock		Series A Preferred Stock
	Common Stock		$10 Par Value		No Par Value		Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at February 22, 2010 (Date of Inception)	-	$ -	-	$ -	-	$ -	$ -	$ -	$ -
Founders shares	8,240,000	8,240	-	-	-	-	(8,240)	-	-
Shares issued for services	360,000	360	-	-	-	-	143,640	-	144,000
Warrant for services rendered	-	-	-	-	-	-	391,120	-	391,120
Contribution for shareholders	-	-	-	-	-	-	5,000	-	5,000
Net loss	-	-	-	-	-	-	-	(565,120)	(565,120)

Balance at June 30, 2010	8,600,000	8,600	-	-	-	-	531,520	(565,120)	(25,000)

The accompanying notes are an integral part of these financial statements.

American Realty Funds Corporation
(a Development Stage Company)
Statements of Cash Flows

Period from Inception
(February 22, 2010)
to June 30,
2010
Cash flows from operating activities:

Net loss	$ (565,120)
Adjustments to reconcile net loss to net cash used in
operating activities:
Shares issued for services	535,120
Notes Payable	10,000
Net cash used in operating activities	(20,000)

Cash flows from financing activities:
Advances from shareholders	20,000
Contribution from shareholders	5,000
Net cash provided by financing activities	25,000

Change in cash	5,000

Cash, beginning of year	-

Cash, end of year	$ 5,000

Noncash Financing and Investing Activities:
Prepaids paid via advances from shareholder	$ 2,700

The accompanying notes are an integral part of these financial statements.

American Realty Funds Corporation

(A Development Stage Company)

Notes to Financial Statements

Note 1:  Organization and Basis of Presentation

American Realty Funds Corporation (“the Company”) was incorporated on February 22, 2010 (Date of Inception) in the State of Tennessee.  The Company focuses on acquiring, renovating and reselling residential real estate.

The Company is a development stage company as it has not yet begun to generate revenues from its planned principal operations.

Basis of presentation

The Financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Note 2:  Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  The Company has incurred losses, has had negative operational cash flows since inception, and has had no revenues.  The future of the Company is dependent upon future profitable operations and the development of the business plan.  Management expects to need to raise additional funds via equity offerings.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

Note 3:  Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial  statements in conformity  with generally  accepted accounting principles requires management to make estimates and assumptions that affect  the  reported  amounts  of assets  and  liabilities  and  disclosure  of contingent  assets and  liabilities at the date of the financial  statements and reported  amounts of revenues and expenses during the reporting  period.  Actual results could differ from those estimates.

Cash

The Company considers all highly liquid investments with maturities from date of purchase of three months or less to be cash equivalents. Cash consist of balances on deposit with domestic banks.

Revenue Recognition

The Company has no revenues.

Net Loss per Share

Basic net loss per share is computed using the weighted average number of common shares outstanding during the period. As the Company is in a net loss position, there are no outstanding potentially dilutive securities that would cause diluted earnings per share to differ from basic earnings per share.

American Realty Funds Corporation

(A Development Stage Company)

Notes to Financial Statements

Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The Company has established a valuation allowance for all deferred tax assets (consisting of net operating loss carryforwards) as of June 30, 2010 as it has not determined that such assets are likely to be realized.

Fair Value of Financial Instruments

U.S. GAAP establishes a fair value hierarchy which has three levels based on the reliability of the inputs to determine the fair value. These levels include: Level 1, defined as inputs such as unadjusted quoted prices in active markets for identical assets or liabilities; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs for use when little or no market data exists, therefore requiring an entity to develop its own assumptions. Effective June 15, 2009, disclosures about fair value of financial instruments are required for interim reporting period of publicly traded companies as well as in annual financial statements.

The Company’s financial instruments consist of cash, and account payables. The carrying amount of cash, and payables approximates fair value because of the short-term nature of these items

Recently Issued Accounting Standards

In June 2009, the FASB issued amendments to the accounting rules for variable interest entities (VIEs) and for transfers of financial assets. The new guidance for VIEs eliminates the quantitative approach previously required for determining the primary beneficiary of a variable interest entity and requires ongoing qualitative reassessments of whether an enterprise is the primary beneficiary. In addition, qualifying special purpose entities (QSPEs) are no longer exempt from consolidation under the amended guidance. The amendments also limit the circumstances in which a financial asset, or a portion of a financial asset, should be derecognized when the transferor has not transferred the entire original financial asset to an entity that is not consolidated with the transferor in the financial statements being presented, and/or when the transferor has continuing involvement with the transferred financial asset. The Company will adopt these amendments for annual reporting periods beginning on January 1, 2010. The Company does not expect the adoption of these amendments to have a material impact on the consolidated financial statements

In June 2009, the FASB approved the "FASB Accounting Standards Codification" (the "Codification") as the single source of authoritative non-governmental U.S. GAAP to be launched on July 1, 2009. The Codification does not change current U.S. GAAP but it is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification was effective for interim and annual periods ending after September 15, 2009. The Company adopted the provisions of the Codification during the period ended September 30, 2009 and the adoption did not have a material impact on its consolidated financial position, results of operations or cash flows.

American Realty Funds Corporation

(A Development Stage Company)

Notes to Financial Statements

In June 2008, the FASB issued guidance that states that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share (“EPS”) pursuant to the two-class method. The amended guidance is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. All prior-period EPS data presented shall be adjusted retrospectively (including interim financial statements, summaries of earnings, and selected financial data) to conform with the provisions of the amended guidance. Early application is not permitted. The Company currently has no unvested share-based payment awards outstanding, but it is possible that in the future some may be granted under its 2008 Incentive Award Plan approved by shareholders in September 2008. The Company’s adoption of this guidance on May 1, 2009 did not impact the Company’s EPS calculations.

Note 4:  Income Taxes

Income taxes are summarized as follows for the period February 22, 2010 (date of inception) to June 30, 2010:

2010
Current expense (benefit)	$ (192,141)
Deferred expense	192,141
Net income tax (benefit) expense	$ -

A reconciliation of the differences between the effective and statutory income tax rates are as follows for the period February 22, 2010 (date of inception) to June 30, 2010:

	2010
	Amount	Percent
Federal statutory rates	$ (192,141)	34%
State income taxes	-	0%
Valuation allowance	192,141	(34)%
Effective Rate	$ -	0%

The Company had net operating loss carry forwards at June 30, 2010 of $565,120 which expire in 2025.

The Company has experienced operating losses since inception. A full valuation allowance have been established for deferred tax assets based on a “more likely than not” threshold. The ability to realized deferred tax assets depends on our ability to generate sufficient taxable income within the carry forward periods provided in the tax law

American Realty Funds Corporation

(A Development Stage Company)

Notes to Financial Statements

Note 5:  Shareholders’ Equity

On February 22, 2010, the Company was incorporated and authorized to issue up to 10,000,000,000 shares of Series A preferred stock, par value $10 per share, 90,000,000,000 shares of preferred stock with no par value, and 100,000,000 shares of common stock, par value $0.001 per share.  The Company issued 8,240,000 shares of common stock to its founding shareholders.  There were no shares of preferred stock outstanding at June 30, 2010.

In May 2010, the Company recorded an expense for services performed for the Company by a non-employee in exchange for 360,000 shares of the Company’s common stock.  The Company recorded an expense of $144,000 based on the fair value of the Company’s common stock on the date services were performed.

In May 2010, the Company recorded an expense for services performed by a non-employee in exchange for warrants to purchase the Company’s common stock. The warrants issued were at an exercise price of $0.10 per share.  The warrants were fully vested at the date of grant and the Company recognized an expense of $391,120 equal to the grant date fair value of the warrants using the following assumptions: volatility of 61%; risk-free interest rate of 2.29%; and expected term of 5 years.  The fair value of the warrants was determined using the Black-Scholes option valuation model. The warrants expire on May 18, 2015 and have a remaining contractual life of 4.88 years as of June 30, 2010.  There are no other warrants outstanding as of June 30, 2010.

In February 2010, the shareholders contributed $5,000 to the Company which is reflected as paid in capital in the accompanying financial statements.

Note 6:  Related Party Transactions

The Company’s shareholders paid for Company-related expenses during the year ended June 30, 2010.  Such amount totaling $22,700 were recognized as amounts due to shareholders at June 30, 2010.  These amounts are payable on demand and are non-interest bearing.

See Note 8 for additional related party transactions.

Note 7:  Commitments and Contingencies

The Company may from time to time be involved in legal proceedings arising from the normal course of business.  There are no pending or threatened legal proceedings as of June 30, 2010.

The Company has no noncancellable operating leases.

Note 8:  Subsequent Events

On August 11, 2010, the Company entered into a real estate sales contract to purchase seven residential real estate properties in Michigan from the Diversified Group Partnership Management, LLC ("DGPM"), which is owned by the Company’s majority shareholders and Co-Chief Executive Officers Joel Wilson and Michael Kazee.  DGPM purchased the properties for $107,500 and begin renovating the seven properties. Under the terms of the agreement, the Company paid $217,404 for the seven properties and this transaction closed in October 2010.

On August 11, 2010, the Company also entered into a property renovation agreement with DGPM. During August and September of 2010, the Company paid DPGM a total of $181,815 for labor and materials related to the renovations on the nine properties the Company owned.

In October 2010, the Company finalized the acquisition of three additional real estate properties in the State of Michigan for a total purchase price of $64,301.

American Realty Funds Corporation

(A Development Stage Company)

Notes to Financial Statements

On October 6, 2010 the Company completed a private offering whereupon it issued an aggregate of 1,498,713 shares at $0.40 per share of the Company’s common stock in exchange for proceeds of $598,994.

The Company entered into a sublease agreement with the Company’s shareholders to occupy their current facility.  The agreement is for one year beginning July 1, 2010 and requires the Company to pay rent of $500 per month.  The Company also made improvements to facilities owned by the majority shareholder totaling $4,428 that were capitalized as part of property and equipment and depreciated over a period of one year.

In October 2010, the Company sold two properties to third parties that were previously acquired from DGPM.  These properties were sold pursuant to a land contract which required the buyers to pay 10% down payment on delivery of the contract and pay the remaining sales amount over 30 years at an interest rate of 9.9% per year.

AMERICAN REALTY FUNDS CORPORATION

(A Corporation in Development Stage)

FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2010 AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2010

F-2

American Realty Funds Corporation
(a Development Stage Company)
Balance Sheet

	September 30,
	2010	June 30,
	(Unaudited)	2010

Assets

Cash and equivalents	$ 41,628	$ 5,000
Prepaid and other current assets	397,742	2,700
Due from shareholders	7,300
Total current assets	446,670	7,700

Property and equipment, net	3,636	$ -
Total assets	$ 450,306	$ 7,700

Liabilities and Shareholders' Equity (Deficit)

Accounts payable	$ 579	$ -
Due to shareholders	-	22,700
Note payable	10,000	10,000
Total liabilities	10,579	32,700
Commitments and contingencies

Series A preferred stock, $10 par value, 10,000,000,000 shares
authorized, 0 shares issued and outstanding and	-	-
Series A preferred stock, no par value, 90,000,000,000 shares
authorized, 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 9,833,713 shares issued and outstanding	9,834	8,600
at September 30, 2010 and 8,600,000 shares issued
and outstanding at June 30, 2010.
Paid-in capital	1,023,280	531,520
Accumulated deficit	(593,387)	(565,120)
Total shareholders' equity (deficit)	439,727	(25,000)

Total liabilities and stockholders' equity	$ 450,306	$ 7,700

See accompanying notes to financial statements.

F-3

American Realty Funds Corporation
(a Development Stage Company)
Statements of Operations
(Unaudited)

		Period from
	Three Months	February 22, 2010
	Ended	(inception) to
	September 30, 2010	September 30, 2010

Net revenues	$ -	$ -

Operating expenses:
Professional fees	4,778	569,898
Rent	1,500	1,500
Salaries	21,000	21,000
Depreciation	793	793

Total operating expenses	28,071	593,191

Operating loss	(28,071)	(593,191)

Other expense	(196)	(196)

Loss before income tax provision	(28,267)	(593,387)
Income tax provision	-	-
Net loss	$ (28,267)	$ (593,387)

Net loss per share:
Basic	$ (0.00)
Diluted	$ (0.00)

Weighted average common shares outstanding:
Basic	8,982,645
Diluted	8,982,645

See accompanying notes to financial statements.

F-4

American Realty Funds Corporation
(a Development Stage Company)
Statements of Cash Flows
(Unaudited)

		Period from
	Three Months	February 22, 2010
	Ended	(inception) to
	September 30, 2010	September 30, 2010

Cash flows from operating activities:

Net loss	$ (28,267)	$ (593,387)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	793	793
Share-based compensation	-	535,120
Changes in assets and liabilities:
Accounts payable	579	579
Prepaid and other current assets	(395,042)	(395,042)
Notes payable	-	10,000
Net cash used in operating activities	(421,937)	(441,937)

Cash flows from investing activities:
Purchase of property and equipment	(4,429)	(4,429)
Net cash used in financing activities	(4,429)	(4,429)

Cash flows from financing activities:
Advances from stockholders	(22,700)	(2,700)
Proceeds from issuance of common stock	492,994	497,994
Net cash provided by financing activities	470,294	495,294

Change in cash and equivalents	43,928	48,928

Cash and equivalents, Beginning of period	5,000	-

Cash and equivalents, End of period	$ 48,928	$ 48,928

Noncash Financing and Investing Activities:
Prepaids paid via advances from shareholder	$ -	$ 2,700

See accompanying notes to financial statements

F-5

American Realty Funds Corporation

(A Development Stage Company)

Notes to Financial Statements

September 30, 2010

(Unaudited)

Note 1:  Background and Basis of Presentation

American Realty Funds Corporation (“the Company”) was incorporated on February 22, 2010 (Date of Inception) in the State of Tennessee.  The Company focuses on acquiring, renovating and reselling residential real estate.

The Company is a development stage company as it has not yet begun to generate revenues from its planned principal operations.

The accompanying unaudited financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information.  Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.  In the opinion of management, all adjustments, consisting only of normal and recurring adjustments considered necessary for a fair statement, have been included.  The reported results of operations are not necessarily indicative of the results that may be expected for the full year.  These financial statements should be read in conjunction with the audited financial statements and accompanying notes for the period February 22, 2010 (date of inception) to June 30, 2010.

Note 2:  Going Concern and Operations

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  The Company has incurred losses, has had no operational cash flows since inception, and has had no revenues.  The future of the Company is dependent upon future profitable operations and the development of the business plan.  Management expects to raise additional funds via equity offerings.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

Note 3:  Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial  statements in conformity  with generally  accepted accounting principles requires management to make estimates and assumptions that affect  the  reported  amounts  of assets  and  liabilities  and  disclosure  of contingent  assets and  liabilities at the date of the financial  statements and reported  amounts of revenues and expenses during the reporting  period.  Actual results could differ from those estimates.

Cash

The Company considers all highly liquid investments with maturities from date of purchase of three months or less to be cash equivalents. Cash consists of balances on deposit with domestic banks.

Revenue Recognition

The Company has no revenues.

F-6

American Realty Funds Corporation

(A Development Stage Company)

Notes to Financial Statements

September 30, 2010

(Unaudited)

Net Loss per Share

Basic net loss per share is computed using the weighted average number of common shares outstanding during the period. As the Company is in a net loss position, there are no outstanding potentially dilutive securities that would cause diluted earnings per share to differ from basic earnings per share.

Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The Company has established a valuation allowance for all deferred tax assets (consisting of net operating loss carryforwards) as of September 30, 2010 as it has not determined that such assets are likely to be realized.

Note 4:  Income Taxes

 The Company has experienced operating losses since inception. The Company had net operating loss carry forwards at September 30, 2010 of $192,141 which expire in 2030.  The Company has provided a full valuation allowance for all deferred tax assets because of the uncertainty regarding the utilization of the net operating loss carryforwards.

Income taxes are summarized as follows for the three months ended September 30, 2010:

2010
Current	$ (9,611)
Deferred	9,611
Net income tax (benefit) expense	$ -

A reconciliation of the differences between the effective and statutory income tax rates are as follows for the three months ended September 30, 2010:

	2010
	Amount	Percent
Federal statutory rates	$ (9,611)	34%
State income taxes	-	0%
Valuation allowance	9,611	(34)%
Effective Rate	$ -	0%

F-7

American Realty Funds Corporation

(A Development Stage Company)

Notes to Financial Statements

September 30, 2010

(Unaudited)

Note 5:  Shareholders’ Equity

On February 22, 2010, the Company was incorporated and authorized to issue up to 10,000,000,000 shares of Series A preferred stock, par value $10 per share, 90,000,000,000 shares of preferred stock, with no par value and 100,000,000 shares of common stock, par value $0.001 per share.  The Company issued 8,240,000 shares of common stock to its founding shareholders.  There were no shares of preferred stock outstanding at September 30, 2010.

In May 2010, the Company recorded an expense for services performed for the Company by a non-employee in exchange for 360,000 shares of the Company’s common stock.  The Company recorded an expense of $144,000 based on the fair value of the Company’s common stock on the date services were performed.

In May 2010, the Company recorded an expense for services performed by a non-employee in exchange for warrants to purchase the Company’s common stock. The warrants issued were at an exercise price of $0.10 per share.  The warrants were fully vested at the date of grant and the Company recognized an expense of $391,120 during the period from inception to June 30, 2010 equal to the grant date fair value of the warrants using the following assumptions: volatility of 61%; risk-free interest rate of 2.29%; and expected term of 5 years.  The fair value of the warrants was determined using the Black-Scholes option valuation model. The warrants expire on May 18, 2015 and have a remaining contractual life of 4.63 years as of September 30, 2010.  There are no other warrants outstanding as of September 30, 2010.

In February 2010, the shareholders contributed $5,000 to the Company which is reflected as paid in capital in the accompanying financial statements.

In August 2010 the Company initiated a private offering (the “Offering”) whereupon it issued an aggregate of 1,233,713 shares of the Company’s common stock in exchange for proceeds of $492,994 as of September 30, 2010. (See Note 8: Subsequent Events).

Note 6:  Related Party Transactions

On August 16, 2010, the Company advanced $30,000 to an entity controlled by Co-Chief Executive Officers Joel Wilson and Michael Kazee.  The advance is non-interest bearing, due on demand, and unsecured.  The advance was paid back to the Company on October 21, 2010.

The Company entered into a sublease agreement with the Company’s shareholders to occupy their current facility.  The agreement is for one year beginning July 1, 2010 and requires the Company to pay rent of $500 per month.  The Company also made improvements to facilities owned by the majority shareholder totaling $4,428 that were capitalized as part of property and equipment and depreciated over a period of one year.

In August and September of 2010, the Company paid deposits of $393,242 to Diversified Group Partnership Management, LLC ("DGPM"), which is owned by the Company’s majority shareholders and Co-Chief Executive Officers Joel Wilson and Michael Kazee, towards contracts to purchase and renovate nine properties.  These amounts are included in prepaid and other current assets.  These contracts were finalized in October 2010 and the totaled $438,367.  (See Note 8: Subsequent Events).

F-8

American Realty Funds Corporation

(A Development Stage Company)

Notes to Financial Statements

September 30, 2010

(Unaudited)

On August 11, 2010, the Company also entered into a property renovation agreement with DGPM. During August and September of 2010, the Company paid DGPM a total of $181,815 for labor and materials related to the renovations on the properties the Company owned.

Note 7:  Commitments and Contingencies

The Company may from time to time be involved in legal proceedings arising from the normal course of business.  There are no pending or threatened legal proceedings as of September 30, 2010.

Note 8:  Subsequent Events

On October 6, 2010, the Company concluded the offering described in Note 5: Shareholder’s Equity.  Subsequent to September, 30, 2010, the Company issued an additional 265,000 shares in exchange for proceeds of $106,000. The shares were sold to accredited investors pursuant to Regulation D, Rule 506 of the Securities Act of 1933.

In October 2010, the Company finalized a real estate sales contract to purchase seven residential real estate properties from the Diversified Group Partnership Management, LLC ("DGPM"), which is owned by the Company’s Co-Chief Executive Officers Joel Wilson and Michael Kazee.  DGPM purchased seven properties for $107,500 and . under the terms of the contract sold these properties to the Company for $217,404 .

In October 2010, the Company finalized real estate sales contracts to purchase three residential real estate properties from DGPM.  The Company paid $64,301 for the three properties.

In October 2010, the Company sold two properties to third parties that were previously acquired from DGPM.  These properties were sold pursuant to a land contract which required the buyers to pay 10% down payment on delivery of the contract and pay the remaining sales amount over 30 years at an interest rate of 9.9% per year.

F-9

Prospectus

_______________________

American Realty Funds Corporation

501 S. Euclid
Bay City, Michigan 48706

Until ________ all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 13.

Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Expenses	Amount

Legal Fees and Expenses	$ 3,000.00
Consulting Fees	$ 30,000.00
Accounting and Audit Fees	$ 13,000.00
EDGAR Filing Fees	$ 3,000.00
Blue Sky Fees	$ 6,000.00
Total*	$ 55,000.00

All amounts are estimates, other than the SEC registration fee. We will pay all expenses of the offering listed above from out cash on hand.

Item 14.

Indemnification of Directors and Officers.

The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any director or officer against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) the director or officer reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation's best interest, or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation, and (iii) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation.

Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to director or officer, if such director or officer is adjudged liable on the basis that a personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

The charter and bylaws require us to indemnify our directors and officers to the fullest extent permitted by law with respect to all liability and loss suffered and expense reasonably incurred by such person in any action, suit or proceeding in which such person was or is made, or threatened to be made, a party, or is otherwise involved by reason of the fact that such person is or was a director or officer of ours.

In addition, the charter provides that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of any fiduciary duty as a director of ours except to the extent such exemption from liability or limitation thereof is not permitted under the TBCA.

Under the TBCA, this provision does not relieve our directors from personal liability to us or our shareholders for monetary damages for breach of fiduciary duty as a director, to the extent such liability arises from a judgment or other final adjudication establishing: (a) any breach of the director's duty of loyalty; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (c) any unlawful distributions. Nor does this provision eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Tennessee law. Finally, this provision does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

We have entered into indemnification agreements with all of its directors and executive officers providing that it will indemnify those persons to the fullest extent permitted by law against claims arising out of their actions as officers or directors of ours and will advance expenses of defending claims against them. We believe that indemnification under these agreements covers at least negligence and gross negligence by the directors and officers, and requires us to advance litigation expenses in the case of actions, including shareholder derivative actions, against an undertaking by the officer of director to repay any advances if it is ultimately determined that the officer or director is not entitled to indemnification.

We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors. We believe that our charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

At present, there is no litigation or proceeding involving a director or officer of ours as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of ours, we have been advised that in the opinion of the Securities and Exchange Commission that the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15.

Recent Sales of Unregistered Securities.

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

In connection with organizing American Realty Funds Corporation on February 22, 2010, Mr. Joel Wilson and Mr. Michael Kazee were each issued 3,600,000 shares of restricted common stock.

On May 28, 2010, we issued 360,000 shares of restricted common stock to Public Financial Services, LLC in exchange for consulting services they provided us.

On October 4, 2010 we sold a total of 1,497,483 common shares to 52 investors, each of whom subscribed to purchase the shares, at a price of $0.40 per share, for aggregate consideration of $598,993.20.

We issued these shares in reliance upon the exemption under Section 4(2) of the Securities Act of 1933 was based on the fact that the issuance of these shares did not involve a “public offering.” The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." The investors negotiated the terms of the transactions directly with our executive officers. No general solicitation was used, no commission or other remuneration was paid in connection with these transactions, and no underwriter participated. Based on an analysis of the above factors, these transactions were effected in reliance on the exemption from registration provided in Section 4(2) of the Securities Act for transactions not involving any public offering.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. No registration rights were granted to any of the purchasers. Each of the investors were asked a series of questions to determine  whether or not they were accredited investors, as defined by Rule 215, or if they were sophisticated investors.  All persons that had sufficient knowledge and experience from which to make an informed investment decision are listed as being sophisticated. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution.

There have been no other sales of the Registrant's common stock.

Item 16.

Exhibits Index.

The listed exhibits are filed with this Registration Statement:

SEC Reference	Title of
Number	Document	Location

3.1	Certificate of Incorporation	Filed herewith
3.2	By-Laws	Filed herewith
3.3	Articles of Amendment 2/22/10	Filed herewith
3.4	Articles of Amendment 11/28/10	Filed herewith
5.1	Opinion Regarding Legality	To be filed with first amendment
10.1	2010 Stock Incentive Plan	Filed herewith
10.2	Public Financial Services, LLC Agreement	Filed herewith
10.3	Wilson Employment Agreement	Filed herewith
10.4	Kazee Employment Agreement	Filed herewith
10.5	Agreement for Services	Filed herewith
10.6	Real Estate Sales Contract	Filed herewith
14.1	Code of Ethics	Filed herewith
23.1	Consent of McConnel & Jones PLLC	Filed herewith

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 17.

Undertakings.

The undersigned hereby undertakes:

(1)

to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)

 include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

 reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

 include any additional or changed material information on the plan of distribution.

(2)

 that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

 that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Bay City, State of Michigan, on November 29, 2010.

American Realty Funds Corporation

By:	/s/ Joel Wilson
Joel Wilson
Co-Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of November, 2010.

Signature	Title

/s/Joel Wilson	Co-Chief Executive Officer, Chief Financial Officer
Joel Wilson	Treasurer, Secretary, Principal Financial Officer

/s/Michael Kazee	Co-Chief Executive Officer, Director
Michael Kazee

/s/Charles M. Brunner	Director
Charles M. Brunner

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-11

UNDER

THE SECURITIES ACT OF 1933

American Realty Funds Corporation